UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2011

HQ Sustainable Maritime Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33473	62-1407522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Melbourne Towers, 1511 Third Avenue, Suite 788, Seattle, WA 98101

(Address of Principal Executive Office) (Zip Code)

206-621-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2011, Andrew Intrater, the Chairman of the Audit Committee of the Board of Directors of HQ Sustainable Maritime Industries, Inc. (the “Company”), tendered his resignation as an independent non-executive director and Chairman of the Audit Committee of the Company. A copy of Mr. Intrater’s resignation letter is filed Exhibit 99.1 to this Current Report (the “Resignation Letter”). Any references to the Resignation Letter is qualified in their entirety by the text of the Resignation Letter, a true copy of which is attached hereto as Exhibit and are incorporated herein by reference. All readers of this Current Report are encouraged to read the entire text of the Resignation Letter.

The Resignation Letter cited differences and disagreements with management as the basis for Mr. Intrater’s resignation set forth in the Resignation Letter. Management of the Company substantially disagrees with Mr. Intrater’s characterization of the circumstances representing these differences and disagreements. The Company is in the process of preparing its responses to the contents of the Resignation Letter and intends to file them as soon as possible by amending this filing.

A copy of this Current Report on Form 8-K will be provided to Mr. Intrater no later than the day the Company files it with the Securities and Exchange Commission to provide him with the opportunity to furnish the Company with a letter in which he agrees or disagrees with the foregoing 8-K disclosures. The Company undertakes to file such letter, if and when it is received, by an amendment to this Current Report within two business days of the receipt.

Section 9 Exhibits

Item 9.01 Exhibits

99.1	Andrew Intrater’s resignation letter dated April 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HQ Sustainable Maritime Industries, Inc.

By:	/s/ Norbert Sporns
Norbert Sporns Chief Executive Officer and President

Date: April 11, 2011

Exhibit Index

Exhibit No.	Description

99.1	Andrew Intrater’s resignation letter dated April 6, 2011.